EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Reports Results for Fourth Quarter and Fiscal Year 2006

(November 30, 2006) - DULUTH, Georgia - Wegener Corporation, (Nasdaq: WGNR) a leading provider of products for television, audio and data distribution networks worldwide, today announced financial results for the fourth quarter and fiscal year ended September 1, 2006.

Revenues for the fourth quarter of fiscal 2006 were $4.2 million compared to $4.9 million for the same period in fiscal 2005. Revenues for all of fiscal 2006 were $20.4 million compared to $21.9 million for the same period in fiscal 2005. Net loss for the three months ended September 1, 2006, was $(1,277,000) or $(0.10) per share compared to a net loss of $(5,292,000) or $(0.42) per share for the three months ended September 2, 2005. Net loss for the year ended September 1, 2006, was $(2,883,000) or $(0.23) per share compared to a net loss of $(5,671,000) or $(0.45) per share for fiscal 2005. During the fourth quarter of fiscal 2005, Wegener recorded a non-cash income tax charge of $4,710,000, in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), to provide a full valuation allowance for net deferred tax assets.

WEGENER’s eighteen-month backlog was $10.7 million at September 1, 2006, compared to $10.1 million at September 2, 2005. The total multi-year backlog at September 1, 2006, was approximately $19.5 million compared to $23.9 million at September 2, 2005. Bookings for the fourth quarter of fiscal 2006 were $1.6 million compared to $3.3 million for the same period in fiscal 2005. Bookings for fiscal 2006 were $19.5 million compared to $26.0 million for fiscal 2005.

In a release on October 3, 2006, Wegener Corporation pre-announced that fourth quarter revenue would be “below previously announced expectations and operating results will show a significant loss for the fourth quarter and fiscal year ended September 1, 2006.” In the October 3, 2006 release, the company attributed the revenue shortfall primarily to “unexpected difficulties with new product development that affected product shipments for the quarter.”

Ned Mountain, COO of WEGENER, stated, “Our engineering team has resolved the key product development issues that we faced last quarter and we have begun shipments of the product during our first quarter of fiscal 2007, which ends on December 1, 2006.”

Robert Placek, CEO and Chairman of Wegener Corporation, stated, “Beyond the product development issue that we have overcome, the real challenge for management is converting new business opportunities into firm bookings. Many customers and prospects are waiting for MPEG-4 technology to take advantage of the dramatic cost savings it brings to network operations. We are extremely focused on completing our first round of MPEG-4 products to take advantage of the strong market demand in 2007 and beyond. While bookings in the first quarter of fiscal 2007 are stronger than the fourth quarter of 2006, we currently expect an operating loss for the first two quarters of fiscal 2007 as the market place gears up for this new technology.”

WEGENER’s Unity 550 v2 and SMD 515 are the first products WEGENER will offer that incorporate MPEG-4 video decompression technology. The Unity 550 is a satellite receiver targeted at the private network and business television market. The SMD 515 is an IPTV settop box targeted at small telecom operators offering video to their customers.

Wegener Corporation will host a conference call to discuss its financial results at 5:00 P.M. Eastern Time on November 30, 2006. To join the conference call, dial 1-866-383-8108 or 1-617-597-5343, and enter participant code 78020677. Wegener Corporation intends to discuss financial and other operational information on this conference call. This call is being webcast by Thomson/CCBN. It will be archived on WEGENER’s website at www.wegener.com and the replay will be available within one hour after the conference call.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007  and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

__________________________________
CONTACTS:
Troy Woodbury - Investor Relations
Melanie Charles - Public Relations
WEGENER
(770) 814-4000
FAX (770) 623-9648
info@wegener.com
__________________________________

WEGENER CORPORATION AND SUBSIDIARIES

Summarized Operations Data
(in $000's except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 1,	September 2,	September 1,	September 2,
	2006	2005	2006	2005

Revenue	$4,216	$4,907	$20,388	$21,902

Loss before income taxes	(1,277)	(909)	(2,883)	(1,502)

Income tax (expense)	-	(4,383)	-	(4,169)

Net loss	$(1,277)	$(5,292)	$(2,883)	$(5,671)

Net loss per share
Basic	$(0.10)	$(0.42)	$(0.23)	$(0.45)
Diluted	$(0.10)	$(0.42)	$(0.23)	$(0.45)

Shares used in per share calculation
Basic	12,579	12,576	12,579	12,562
Diluted	12,579	12,576	12,579	12,562

WEGENER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in $000's except share data)

	September 1,	September 2,
	2006	2005
Assets

Current assets
Cash and cash equivalents	$959	$1,107
Accounts receivable	1,780	2,309
Inventories	3,858	3,957
Other	233	231

Total current assets	6,830	7,604

Property and equipment, net	2,288	2,521
Capitalized software costs, net	1,230	1,766
Other assets	780	911

	$11,128	$12,802

Liabilities and Shareholder's Equity

Current liabilities
Accounts payable	$1,526	$891
Accrued expenses	3,263	2,432
Customer deposits	1,265	1,554

Total current liabilities	6,054	4,877

Shareholders’ equity
Common stock, $.01 par value; 20,000,000 shares
authorized; 12,579,051 and 12,579,051 shares
respectively, issued and outstanding	126	126
Additional paid-in capital	19,924	19,892
Deficit	(14,976)	(12,093)

Total shareholders’ equity	5,074	7,925

	$11,128	$12,802